SYS TECHNOLOGIES, INC.
2003 STOCK OPTION PLAN

1.         PURPOSE.  This Stock Option Plan (the "Plan") is intended to serve as an incentive to, and to encourage stock ownership by, certain eligible participants rendering services to SYS Technologies, Inc., a California corporation (the "Corporation"), and certain affiliates as set forth below, so that they may acquire or increase their proprietary interest in the Corporation.

2.         ADMINISTRATION.

            2.1       Committee.  The Plan shall be administered by the Board of Directors of the Corporation (the "Board of Directors") or a committee of two or more members appointed by the Board of Directors (the "Committee") who are Non-Employee Directors as defined in Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934 and outside directors as defined in Treasury Regulation Section 1.162-27(e)(3).  The Committee shall select one of its members as Chairman and shall appoint a Secretary, who need not be a member of the Committee.  The Committee shall hold meetings at such times and places as it may determine and minutes of such meetings shall be recorded.  Acts by a majority of the Committee in a meeting at which a quorum is present and acts approved in writing by a majority of the members of the Committee shall be valid acts of the Committee.

            2.2       Term.  If the Board of Directors selects a Committee, the members of the Committee shall serve on the Committee for the period of time determined by the Board of Directors and shall be subject to removal by the Board of Directors at any time.  The Board of Directors may terminate the function of the Committee at any time and resume all powers and authority previously delegated to the Committee.

            2.3       Authority.  The Committee shall have sole discretion and authority to grant options under the Plan to eligible participants rendering services to the Corporation or any "parent" or "subsidiary" of the Corporation, as defined in Section 424 of the Internal Revenue Code of 1986, as amended (the "Code") ("Parent or Subsidiary"), at such times, under such terms and in such amounts as it may decide.  For purposes of this Plan and any Stock Option Agreement (as defined below), the term "Corporation" shall include any Parent or Subsidiary, if applicable.  Subject to the express provisions of the Plan, the Committee shall have complete discretion and authority to interpret the Plan, to prescribe, amend and rescind the rules and regulations relating to the Plan, to determine the details and provisions of any Stock Option Agreement, to accelerate any options granted under the Plan and to make all other determinations necessary or advisable for the administration of the Plan.

            2.4       Type of Option.  The Committee shall have full authority and discretion to determine, and shall specify, whether the eligible individual will be granted options intended to qualify as incentive options under Section 422 of the Code ("Incentive Options") or options which are not intended to qualify under Section 422 of the Code ("Non-Qualified Options"); provided, however, that Incentive Options shall only be granted to employees of the Corporation, or a Parent or Subsidiary thereof, and shall be subject to the special limitations set forth herein attributable to Incentive Options.

            2.5       Interpretation.  The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under the Plan shall be final and binding on all parties having an interest in this Plan or any option granted hereunder.  No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under the Plan.

3.         ELIGIBILITY.

            3.1       General.  All directors, officers, employees of and certain persons rendering services to the Corporation, or any Parent or Subsidiary, relative to the Corporation's, or any Parent's or Subsidiaries', management, operation or development shall be eligible to receive options under the Plan.  The selection of recipients of options shall be within the sole and absolute discretion of the Committee.  No person shall be granted an option under this Plan unless such person has executed the grant representation letter set forth on Exhibit "A," as such Exhibit may be amended by the Committee from time to time and no person shall be granted an Incentive Option under this Plan unless such person is an employee of the Corporation, or a Parent or Subsidiary, on the date of grant.  .

            3.2       Termination of Eligibility.

                        3.2.1    If an optionee ceases to be employed by the Corporation, or its Parent or Subsidiary, is no longer an officer or member of the Board of Directors of the Corporation or no longer performs services for the Corporation, or its Parent or Subsidiary for any reason (other than for "cause," as hereinafter defined, or such optionee's death), any option granted hereunder to such optionee shall expire three months after the date the occurrence giving rise to such termination of eligibility (or 1 year in the event an optionee is "disabled," as defined in Section 22(e)(3) of the Code) or upon the date it expires by its terms, whichever is earlier.  Any option that has not vested in the optionee as of the date of such termination shall immediately expire and shall be null and void.  The Committee shall, in its sole and absolute discretion, decide, utilizing the provisions set forth in Treasury Regulations Section 1.421-7(h), whether an authorized leave of absence or absence for military or governmental service, or absence for any other reason, shall constitute termination of eligibility for purposes of this Section.

                        3.2.2    If an optionee ceases to be employed by the Corporation, or its Parent or Subsidiary, is no longer an officer or member of the Board of Directors of the Corporation, or no longer performs services for the Corporation, or its Parent or Subsidiary and such termination is as a result of "cause," as hereinafter defined, then all options granted hereunder to such optionee shall expire on the date of the occurrence giving rise to such termination of eligibility or upon the date it expires by its terms, whichever is earlier, and such optionee shall have no rights with respect to any unexercised options.  For purposes of this Plan, "cause" shall mean an optionee's personal dishonesty, misconduct, breach of fiduciary duty, incompetence, intentional failure to perform stated obligations, willful violation of any law, rule, regulation or final cease and desist order, or any material breach of any provision of this Plan, any Stock Option Agreement or any employment agreement.  The Board of Directors shall have complete discretion and authority to determine whether the termination of the optionee is for cause.

            3.3       Death of Optionee and Transfer Option.  In the event an optionee shall die, an option may be exercised (subject to the condition that no option shall be exercisable after its expiration and only to the extent that the optionee's right to exercise such option had accrued at the time of the optionee's death) at any time after the optionee's death by the executors or administrators of the optionee or by any person or persons who shall have acquired the option directly from the optionee by bequest or inheritance but not later than the expiration of the option in accordance with its terms.  Except as otherwise provided in any Stock Option Agreement, any option that has not vested in the optionee as of the date of death or termination of employment, whichever is earlier, shall immediately expire and shall be null and void.  No option shall be transferable by the optionee other than by will or the laws of descent and distribution.

            3.4       Limitation on Incentive Options.  No person shall be granted any Incentive Option to the extent that the aggregate fair market value of the Stock (as defined below) to which such options are exercisable for the first time by the optionee during any calendar year (under all plans of the Corporation as determined under Section 422(d) of the Code) exceeds $100,000.

4.         IDENTIFICATION OF STOCK.  The Stock, as defined herein, subject to the options shall be shares of the Corporation's authorized but unissued or acquired or reacquired common stock (the "Stock").  The aggregate number of shares subject to outstanding options shall not exceed  one million five hundred thousand (1,500,000) shares of Stock (subject to adjustment as provided in Section 6).  If any option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for purposes of this Plan.

5.         TERMS AND CONDITIONS OF OPTIONS.  Any option granted pursuant to the Plan shall be evidenced by an agreement ("Stock Option Agreement") in such form as the Committee shall from time to time determine, which agreement shall comply with and be subject to the following terms and conditions:

            5.1      Number of Shares.  Each option shall state the number of shares of Stock to which it pertains.

            5.2      Option Exercise Price.  Each option shall state the option exercise price, which shall be determined by the Committee; provided, however, that (i) the exercise price of any Incentive Option shall not be less than the fair market value of the Stock, as determined by the Committee, on the date of grant of such option, (ii) the exercise price of any Incentive Option granted to an employee who owns more than 10% of the total combined voting power of all classes of the Corporation's stock, as determined for purposes of Section 422 of the Code, shall not be less than 110% of the fair market value of the Stock, as determined by the Committee, on the date of grant of such option, and (iii) the exercise price of any Non-Qualified Option shall not be less than 100% of the fair market value of the Stock, as determined by the Committee, on the date of grant of such option.

            5.3      Term of Option.  The term of an option granted hereunder shall be determined by the Committee at the time of grant, but shall not exceed ten years from the date of the grant.  The term of any Incentive Option granted to an employee who owns more than 10% of the total combined voting power of all classes of the Corporation's stock, as determined for purposes of Section 422 of the Code, shall in no event exceed five years from the date of grant.  All options shall be subject to early termination as set forth in this Plan.  In no event shall any option be exercisable after the expiration of its term.

            5.4       Method of Exercise.  An option shall be exercised by written notice (Exhibit " A") to the Corporation by the optionee (or successor in the event of death).  Such written notice shall state the number of shares with respect to which the option is being exercised and designate a time, during normal business hours of the Corporation, for the delivery thereof ("Exercise Date"), which time shall be at least 30 days after the giving of such notice unless an earlier date shall have been mutually agreed upon.  At the time specified in the written notice, the Corporation shall deliver to the optionee at the principal office of the Corporation, or such other appropriate place as may be determined by the Committee, a certificate or certificates for such shares.  Notwithstanding the foregoing, the Corporation may postpone delivery of any certificate or certificates after notice of exercise for such reasonable period as may be required to comply with any applicable listing requirements of any securities exchange.  In the event an option shall be exercisable by any person other than the optionee, the required notice under this Section shall be accompanied by appropriate proof of the right of such person to exercise the option.

            5.5       Medium and Time of Payment.  The option exercise price shall be payable in full on or before the option Exercise Date in any one of the following alternative forms:

                        5.5.1        Full payment in cash or certified bank or cashier's check;

                        5.5.2    Full payment in shares of Stock other securities of the Corporation having a fair market value on the Exercise Date in the amount equal to the option exercise price;

                        5.5.3    A combination of the consideration set forth in Sections 5.5.1, 5.5.2 and 5.5.3 equal to the option exercise price; or

                        5.5.4    Any other method of payment complying with the provisions of Section 422 of the Code with respect to Incentive Options, including, but not limited to, the delivery by optionee of an irrevocable direction to a securities broker approved by the Corporation to sell the Stock and to deliver all or part of the sales proceeds to the Corporation in payment of all or part of the exercise price and any withholding taxes; provided that the terms of payment are established by the Committee at the time of grant and any other method of payment established by the Committee with respect to Non-Qualified Options.

            5.6       Fair Market Value.  The fair market value of a share of Stock or other security of the Corporation on any relevant date shall be determined in accordance with the following provisions:

                        5.6.1    If the Stock or other security of the Corporation at the time is neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, then the fair market value shall be determined by the Committee after taking into account such factors as the Committee shall deem appropriate.

                        5.6.2    If the Stock or other security of the Corporation is not at the time listed or admitted to trading on any stock exchange but is traded in the over-the-counter market, the fair market value shall be the mean between the highest bid and lowest asked prices (or, if such information is available, the closing selling price) of one share of Stock or other security of the Corporation on the 30 days preceeding the date of the grant in question in the over-the-counter market, as such prices are reported by the National Association of Securities Dealers through its NASDAQ system or any successor system.  If there are no reported bid and asked prices (or closing selling price) for the Stock or other security of the Corporation on the date in question, then the mean between the highest bid price and lowest asked price (or the closing selling price) on the last preceding date for which such quotations exist shall be determinative of fair market value.

                        5.6.3    If the Stock or other security of the Corporation is at the time listed or admitted to trading on any stock exchange, then the fair market value shall be the closing selling price of one share of Stock or other security of the Corporation on the date in question on the stock exchange determined by the Committee to be the primary market for the Stock or other security of the Corporation, as such price is officially quoted in the composite tape of transactions on such exchange.  If there is no reported sale of Stock or other security of the Corporation on such exchange on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

            5.7       Rights as a Shareholder.  An optionee or successor shall have no rights as a shareholder with respect to any Stock underlying any option until the date of the issuance to such optionee of a certificate for such Stock.  No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such Stock certificate is issued, except as provided in Section 6.

            5.8       Modification, Extension and Renewal of Options.  Subject to the terms and conditions of the Plan, the Committee may modify, extend or renew outstanding options granted under the Plan, or accept the surrender of outstanding options (to the extent not exercised) and authorize the granting of new options in substitution therefor.

            5.9       Vesting and Restrictions.  The Committee shall have complete authority and discretion to set the terms, conditions, restrictions, vesting schedules and other provisions of any option in the applicable Stock Option Agreement and shall have complete authority to require conditions and restrictions on any Stock issued pursuant to this Plan.

            5.10     Other Provisions.  The Stock Option Agreements shall contain such other provisions, including without limitation, restrictions or conditions upon the exercise of options, as the Committee shall deem advisable.

6.         ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

            6.1       Subdivision or Consolidation.  Subject to any required action by shareholders of the Corporation, the number of shares of Stock covered by each outstanding option, and the exercise price thereof, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock of the Corporation resulting from a subdivision or consolidation of shares including, but not limited to, a stock split, reverse stock split, recapitalization, continuation or reclassification, or the payment of a stock dividend (but only on the Stock) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Corporation.  Any fraction of a share subject to option that would otherwise result from an adjustment pursuant to this Section shall be rounded downward to the next full number of shares without other compensation or consideration to the holder of such option.

            6.2       Capital Transactions.  Upon a sale or exchange of all or substantially all of the assets of the Corporation, a merger or consolidation in which the Corporation is not the surviving corporation, a merger, reorganization or consolidation in which the Corporation is the surviving corporation and shareholders of the Corporation exchange their stock for securities or property, a liquidation of the Corporation or similar transaction as determined by the Committee ("Capital Transaction"), this Plan and each option issued under this Plan, whether vested or unvested, shall terminate immediately prior to such Capital Transaction, unless such options are assumed by a successor corporation in a merger or consolidation; provided, however, that unless the outstanding options are assumed by a successor corporation in a merger or consolidation, subject to terms approved by the Committee, all optionees will have the right, during the 30 days prior to such Capital Transaction, to exercise all vested options.  Notwithstanding the foregoing, in the event there is a merger or consolidation where the Corporation is not the surviving corporation, all options granted under this Plan shall vest 30 days prior to such merger or consolidation unless such options are assumed by the successor corporation in such merger or consolidation.  The Corporation shall, subject to any nondisclosure provisions, attempt to provide optionees at least 30 days notice of the option termination date.  The Committee may (but shall not be obligated to) (i) accelerate the vesting of any option or (ii) apply the foregoing provisions, including but not limited to termination of this Plan and any options granted pursuant to the Plan, in the event there is a sale of 51% or more of the stock of the Corporation in any two year period or a transaction similar to a Capital Transaction.

            6.3       Adjustments.  To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

            6.4       Ability to Adjust.  The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

            6.5       Notice of Adjustment.  Whenever the Corporation shall take any action resulting in any adjustment provided for in this Section, the Corporation shall forthwith deliver notice of such action to each optionee, which notice shall set forth the number of shares subject to the option and the exercise price thereof resulting from such adjustment.

            6.6       Limitation on Adjustments.  Any adjustment, assumption or substitution of an Incentive Option shall comply with Section 425 of the Code, if applicable.

7.         NONASSIGNABILITY.  Options granted under this Plan may not be sold, pledged, assigned or transferred in any manner other than by will or by the laws of intestate succession, and may be exercised during the lifetime of an optionee only by such optionee.  Any transfer by the optionee of any option granted under this Plan in violation of this Section shall void such option and any Stock Option Agreement entered into by the optionee and the Corporation regarding such transferred option shall be void and have no further force or effect.  No option shall be pledged or hypothecated in any way, nor shall any option be subject to execution, attachment or similar process.

8.         NO RIGHT OF EMPLOYMENT.  Neither the grant nor exercise of any option nor anything in this Plan shall impose upon the Corporation or any other corporation any obligation to employ or continue to employ any optionee.  The right of the Corporation and any other corporation to terminate any employee shall not be diminished or affected because an option has been granted to such employee.

9.         TERM OF PLAN.  This Plan is effective on the date the Plan is adopted by the Board of Directors and options may be granted pursuant to the Plan from time to time within a period of ten (10) years from such date, or the date of any required shareholder approval required under the Plan, if earlier.  Termination of the Plan shall not affect any option theretofore granted.

10.       AMENDMENT OF THE PLAN.  The Board of Directors of the Corporation may, subject to any required shareholder approval, suspend, discontinue or terminate the Plan, or revise or amend it in any respect whatsoever with respect to any shares of Stock at that time not subject to options.

11.       APPLICATION OF FUNDS.  The proceeds received by the Corporation from the sale of Stock pursuant to options may be used for general corporate purposes.

12.       RESERVATION OF SHARES.  The Corporation, during the term of this Plan, shall at all times reserve and keep available such number of shares of Stock as shall be sufficient to satisfy the requirements of the Plan.

13.       NO OBLIGATION TO EXERCISE OPTION.  The granting of an option shall not impose any obligation upon the optionee to exercise such option.

14.       APPROVAL OF BOARD OF DIRECTORS AND SHAREHOLDERS.  The Plan shall not take effect until approved by the Board of Directors of the Corporation.  This Plan shall be approved by a vote of the shareholders within 12 months from the date of approval by the Board of Directors.  In the event such shareholder vote is not obtained, all options granted hereunder, whether vested or unvested, shall be null and void.

15.       WITHHOLDING TAXES.  Notwithstanding anything else to the contrary in this Plan or any Stock Option Agreement, the exercise of any option shall be conditioned upon payment by such optionee in cash, or other provisions satisfactory to the Committee, of all local, state, federal or other withholding taxes applicable, in the Committee's judgment, to the exercise or to later disposition of shares acquired upon exercise of an option (including any repurchase of an option or the Stock).

16.       PARACHUTE PAYMENTS.  Any outstanding option under the Plan may not be accelerated to the extent any such acceleration of such option would, when added to the present value of other payments in the nature of compensation which becomes due and payable to the optionee would result in the payment to such optionee of an excess parachute payment under Section 280G of the Code.  The existence of any such excess parachute payment shall be determined in the sole and absolute discretion of the Committee.

17.       SECURITIES LAWS COMPLIANCE.  Notwithstanding anything contained herein, the Corporation shall not be obligated to grant any option under this Plan or to sell, issue or effect any transfer of any Stock unless such grant, sale, issuance or transfer is at such time effectively (i) registered or exempt from registration under the Act and (ii) qualified or exempt from qualification under the California Corporate Securities Law of 1968 and any other applicable state securities laws.  As a condition to exercise of any option, each optionee shall make such representations as may be deemed appropriate by counsel to the Corporation for the Corporation to use any available exemption from registration under the Act or any applicable state securities law.

18.       RESTRICTIVE LEGENDS.  The certificates representing the Stock issued upon exercise of options granted pursuant to this Plan will bear any legends required by applicable state or federal securities laws as determined by the Committee.

19.       NOTICES.  Any notice to be given under the terms of the Plan shall be addressed to the Corporation in care of its Secretary at its principal office, and any notice to be given to an optionee shall be addressed to such optionee at the address maintained by the Corporation for such person or at such other address as the optionee may specify in writing to the Corporation.

            As adopted by the Board of Directors as of ________________________, 2003

                                                                                SYS Technologies, Inc., a California
                                                                                corporation

                                                                                By:_______________________________
                                                                                     _______________________________
                                                                                     _______________________________

            Approved by the Company's shareholders on __________________, 2003.

NON-QUALIFIED STOCK OPTION AGREEMENT

    THIS NON-QUALIFIED STOCK OPTION AGREEMENT ("Agreement") is made by and between SYS Technologies, Inc., a California corporation (the "Corporation"), and ______________________________ (the "Optionee").

    NOW, THEREFORE, in consideration of the mutual benefit to be derived herefrom, the Corporation and Optionee agree as follows:

    1.    Grant of Option.  The Corporation hereby grants to Optionee, subject to all the terms and provisions of the SYS Technologies, Inc, 2003 Stock Option Plan dated __________, 2003, as such Plan may be hereinafter amended, a copy of which is attached hereto and incorporated herein by this reference (the "Plan"), the right, privilege and option ("Option") to purchase _____ shares of its common stock ("Stock") at __________ per share, in the manner and subject to the conditions provided hereinafter and in the Plan and any amendments thereto and any rules and regulations thereunder.

    2.    Time of Exercise of Option.  The Option shall vest in Optionee and may be exercised by Optionee as follows:

                            Date                             %                                             # of Shares

    Except as otherwise provided in the Plan, including, but not limited to, Section 3.2.2, such Option must be exercised within the earlier of (i) 10 years after the date of the grant, or (ii) three months after Optionee's termination of employment with either the Corporation, or a Parent or Subsidiary thereof; provided, however, such rights shall be extended as more fully set forth in Section 3.3 of the Plan in the case of Optionee's death.  In no event shall the Corporation be required to transfer fractional shares to Optionee or those entitled to Optionee's rights herein.

    3.    Method of Exercise.  An option shall be exercised by written notice (Exhibit "B") to the Corporation by the optionee (or successor in the event of death).  The Option shall be exercised by Optionee as set forth in Sections 5.4 and 5.5 of the Plan, including, but not limited to, a cashless exercise, as described in Section 5.5.5 of the Plan.

    4.    Restrictions on Exercise and Delivery.  The exercise of each Option shall be subject to the condition that, if at any time the Committee shall determine, in its sole and absolute discretion,

            (a)    the satisfaction of any withholding tax or other withholding liabilities, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of Stock pursuant thereto,

            (b)    the listing, registration, or qualification of any shares deliverable upon such exercise is desirable or necessary, under any state or federal law, as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, or

            (c)    the consent or approval of any regulatory body is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, then in any such event, such exercise shall not be effective unless such withholding, listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.  Optionee shall execute such documents and take such other actions as are required by the Committee to enable it to effect or obtain such withholding, listing, registration, qualification, consent or approval.  Neither the Corporation nor any officer or director, or member of the Committee, shall have any liability with respect to the non-issuance or failure to sell shares as the result of any suspensions of exercisability imposed pursuant to this Section.

    5.    Termination of Option.  Except as otherwise provided in this Agreement or the Plan, to the extent not previously exercised, the Option shall terminate upon the first to occur of any of the following events:

            (a)    the dissolution or liquidation of the Corporation;

            (b)    the expiration of 10 years from the date of the grant of the Option hereunder;

            (c)    the breach by Optionee of any provision of this Agreement;

            (d)    as more fully set forth in Section 3.2.1 of the Plan, three months after termination of employment other than for "cause;"

            (e)    as more fully set forth in Section 3.2.2 of the Plan, upon or as of the occurrence of an event giving rise to termination of employment for "cause;"

            (f)    as more fully set forth in Section 6.2 of the Plan, in the event of a Capital Transaction.

    6.    Nonassignability.  Options may not be sold, pledged, assigned or transferred in any manner other than by will or by the laws of intestate succession, and may be exercised during the lifetime of Optionee only by Optionee.  Any transfer by Optionee of any Option granted under the Plan or this Agreement shall void such Option and the Corporation shall have no further obligation with respect to such Option.  No Option shall be pledged or hypothecated in any way, nor shall any Option be subject to execution, attachment or similar process.

    7.    Restrictions on Transfer of Shares Acquired.  Optionee represents and warrants to the Corporation that he will not transfer the Stock in violation of the provisions of any applicable securities statute or regulation.

    8.    Representation Letter.  Upon the grant of the Option and execution of this Agreement, the Optionee will deliver to the Corporation the grant representation letter set forth on Exhibit "A" of the Plan, as such Exhibit may be amended by the Committee from time to time.  Optionee also agrees to make such other representations as are deemed necessary or appropriate by the Corporation and its counsel.

    9.    Restrictive Legends.  Each certificate evidencing the shares acquired hereunder, including any certificate issued to any transferee thereof, shall be imprinted with legends required by applicable state or federal securities law, as determined by the Committee.

    10.  Rights as Shareholder.  Neither Optionee nor his executor, administrator, heirs or legatees, shall be, or have any rights or privileges of a shareholder of the Corporation in respect of the Stock unless and until certificates representing such Stock shall have been issued in Optionee's name.

    11.  No Right of Employment.  Neither the grant nor exercise of any Option nor anything in the Plan or this Agreement shall impose upon the Corporation or any other corporation any obligation to employ or continue to employ any Optionee.  The right of the Corporation and any other corporation to terminate any employee shall not be diminished or affected because an Option has been granted to such employee.

    12.  Mandatory Arbitration.  In the event of any dispute between the Corporation and Optionee regarding this Agreement or the Plan, the dispute and any issue as to the arbitrability of such dispute, shall be settled to the exclusion of a court of law, by arbitration in San Diego, California, by a panel of three arbitrators (each party shall choose one arbitrator and the third shall be chosen by the two arbitrators so selected) in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect.  The decision of a majority of the arbitrators shall be final and binding upon the parties.  All costs of the arbitration and the fees of the arbitrators shall be allocated between the parties as determined by a majority of the arbitrators, it being the intention of the parties that the prevailing party in such a proceeding be made whole with respect to its expenses.

    13.  Definitions.  Capitalized terms shall have the meaning set forth in the Plan unless otherwise defined herein.

    14.  Notices.  Any notice to be given under the terms of this Agreement shall be addressed to the Corporation in care of its Secretary at its principal office, and any notice to be given to Optionee shall be addressed to such Optionee at the address maintained by the Corporation for such person or at such other address as the Optionee may specify in writing to the Corporation.

    15.  Binding Effect.  This Agreement shall be binding upon and inure to the benefit of Optionee, his heirs and successors, and of the Corporation, its successors and assigns.

    16.  Governing Law.  This Agreement shall be governed by the laws of the State of California.

    17.  Descriptive Headings.  Titles to Sections are solely for information purposes.

    18.  Application of Plan.  The Corporation has delivered and the Optionee hereby acknowledges receipt of a copy of the Plan.  The parties agree and acknowledge that the Option granted hereunder is granted pursuant to the Plan and subject to the terms and provisions thereof, and the rights of the Optionee are subject to modifications and termination in certain events as provided in the Plan.

    IN WITNESS WHEREOF, this Agreement is effective as of, and the date of grant shall be, _______________________, 2003.

CORPORATION SYS Technologies, Inc., a California corporation By: Its: OPTIONEE

INCENTIVE STOCK OPTION AGREEMENT

    THIS INCENTIVE STOCK OPTION AGREEMENT ("Agreement") is made by and between SYS Technologies, Inc., a California corporation, (the "Corporation"), and _________________ (the "Optionee").

    NOW, THEREFORE, in consideration of the mutual benefit to be derived herefrom, the Corporation and Optionee agree as follows:

    1.    Grant of Option.  The Corporation hereby grants to Optionee, subject to all the terms and provisions of the SYS Technologies, Inc., 2003 Stock Option Plan dated __________________, 2003 as such Plan may be hereinafter amended, a copy of which is attached hereto and incorporated herein by this reference (the "Plan"), the right, privilege and option ("Option") to purchase _________ shares of its common stock ("Stock") at _________ per share, in the manner and subject to the conditions provided hereinafter and in the Plan and any amendments thereto and any rules and regulations thereunder.

    2.    Time of Exercise of Option.  The Option shall vest  and may be exercised by Optionee as follows:

                               Date                               %                                       # of Shares

                               _____                            _____                                ____________

                               _____                            _____                                ____________

                               _____                            _____                                ____________

                               _____                            _____                                ____________

                               _____                            _____                                ____________

    Except as otherwise provided in the Plan, including, but not limited to, Section 3.2.2, such Option must be exercised within the earlier of (i) 10 years (5 years for 10% shareholders as defined in the Plan) after the date of the grant, or (ii) three months after Optionee's termination of employment with either the Corporation, or a Parent or Subsidiary thereof; provided, however, such rights shall be extended as more fully set forth in Section 3.3 of the Plan in the case of Optionee's death.  In no event shall the Corporation be required to transfer fractional shares to Optionee or those entitled to Optionee's rights herein.

    3.    Method of Exercise.  An option shall be exercised by written notice (Exhibit "B") to the Corporation by the optionee (or successor in the event of death).  The Option shall be exercised by Optionee as set forth in Sections 5.4 and 5.5 of the Plan, including, but not limited to, a cashless exercise, as described in Section 5.5.5 of the Plan.

    4.    Restrictions on Exercise and Delivery.  The exercise of each Option shall be subject to the condition that, if at any time the Committee shall determine, in its sole and absolute discretion,

            (a)    the satisfaction of any withholding tax or other withholding liabilities, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of Stock pursuant thereto,

            (b)    the listing, registration, or qualification of any shares deliverable upon such exercise is desirable or necessary, under any state or federal law, as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, or

            (c)    the consent or approval of any regulatory body is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, then in any such event, such exercise shall not be effective unless such withholding, listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.  Optionee shall execute such documents and take such other actions as are required by the Committee to enable it to effect or obtain such withholding, listing, registration, qualification, consent or approval.  Neither the Corporation nor any officer or director, or member of the Committee, shall have any liability with respect to the non-issuance or failure to sell shares as the result of any suspensions of exercisability imposed pursuant to this Section.

    5.    Termination of Option.  Except as otherwise provided in this Agreement or the Plan, to the extent not previously exercised, the Option shall terminate upon the first to occur of any of the following events:

            (a)    the dissolution or liquidation of the Corporation;

            (b)    The expiration of 10 years (5 years for 10% shareholders as defined in the Plan) from the date of the grant of the Option hereunder;

            (c)    the breach by Optionee of any provision of this Agreement;

            (d)    as more fully set forth in Section 3.2.1 of the Plan, three months after termination of employment other than for "cause;"

            (e)    as more fully set forth in Section 3.2.2 of the Plan, upon or as of the occurrence of an event giving rise to termination of employment for "cause;"

            (f)    as more fully set forth in Section 6.2 of the Plan, in the event of a Capital Transaction.

    6.    Nonassignability.  Options may not be sold, pledged, assigned or transferred in any manner other than by will or by the laws of intestate succession, and may be exercised during the lifetime of Optionee only by Optionee.  Any transfer by Optionee of any Option granted under the Plan or this Agreement shall void such Option and the Corporation shall have no further obligation with respect to such Option.  No Option shall be pledged or hypothecated in any way, nor shall any Option be subject to execution, attachment or similar process.

    7.    Restrictions on Transfer of Shares Acquired.  Optionee represents and warrants to the Corporation that he will not transfer the Stock in violation of the provisions of any applicable securities statute or regulation.

    8.    Representation Letter.  Upon the grant of the Option and execution of this Agreement, the Optionee will deliver to the Corporation the grant representation letter set forth on Exhibit "A" of the Plan, as such Exhibit may be amended by the Committee from time to time.  Optionee also agrees to make such other representations as are deemed necessary or appropriate by the Corporation and its counsel.

    9.    Restrictive Legends.  Each certificate evidencing the shares acquired hereunder, including any certificate issued to any transferee thereof, shall be imprinted with legends required by applicable state or Federal securities law, as determined by the Committee.

    10.  Rights as Shareholder.  Neither Optionee or his executor, administrator, heirs or  legal representative, shall be, or have any rights or privileges of a shareholder of the Corporation in respect of the Stock unless and until certificates representing such Stock shall have been issued in Optionee's name.

    11.  No Right of Employment.  Neither the grant nor exercise of any Option nor anything in the Plan or this Agreement shall impose upon the Corporation or any other corporation any obligation to employ or continue to employ any Optionee.  The right of the Corporation and any other corporation to terminate any employee shall not be diminished or affected because an Option has been granted to such employee.

    12.  Mandatory Arbitration.  In the event of any dispute between the Corporation and Optionee regarding this Agreement or the Plan, the dispute and any issue as to the arbitrability of such dispute, shall be settled to the exclusion of a court of law, by arbitration in San Diego, California, by a panel of three arbitrators (each party shall choose one arbitrator and the third shall be chosen by the two arbitrators so selected) in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect.  The decision of a majority of the arbitrators shall be final and binding upon the parties.  All costs of the arbitration and the fees of the arbitrators shall be allocated between the parties as determined by a majority of the arbitrators, it being the intention of the parties that the prevailing party in such a proceeding be made whole with respect to its expenses.

    13.  Definitions.  Capitalized terms shall have the meaning set forth in the Plan unless otherwise defined herein.

    14.  Notices.  Any notice to be given under the terms of this Agreement shall be addressed to the Corporation in care of its Secretary at its principal office, and any notice to be given to Optionee shall be addressed to such Optionee at the address maintained by the Corporation for such person or at such other address as the Optionee may specify in writing to the Corporation.

    15.  Binding Effect.  This Agreement shall be binding upon and inure to the benefit of Optionee, his heirs and successors, and of the Corporation, its successors and assigns.

    16.  Governing Law.  This Agreement shall be governed by the laws of the State of California.

    17.  Descriptive Headings.  Titles to Sections are solely for information purposes.

    18.  Application of Plan.  The Corporation has delivered and the Optionee hereby acknowledges receipt of a copy of the Plan.  The parties agree and acknowledge that the Option granted hereunder is granted pursuant to the Plan and subject to the terms and provisions thereof, and the rights of the Optionee are subject to modifications and termination in certain events as provided in the Plan.

    IN WITNESS WHEREOF, this Agreement is effective as of, and the date of grant shall be, ____________________, 2003.

CORPORATION SYS Technologies Inc., a California corporation By: Its:
OPTIONEE